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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
United Therapeutics Corporation

We consent to incorporation by reference in the registration statement (No. 333-xxxx) on Form S-8 of United Therapeutics Corporation of our report dated April 2, 1999, except for Note 12, which is as of June 11, 1999, relating to the consolidated balance sheets of United Therapeutics Corporation and subsidiaries as of December 31, 1997, and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from inception (June 26, 1996) to December 31, 1996 and the years ended December 31, 1997 and 1998, and all related schedules, which report appears in the 424-b Prospectus relating to Registration Statement on Form S-1 (Registration No. 333-93853), date January 18, 2000, of United Therapeutics Corporation.

/s/ KPMG LLP

KPMG LLP

McClean, Virginia
January 24, 2000